Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to

18 U.S.C. Section 1350 as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Goldman Sachs Middle Market Lending Corp. II (the “Company”) for the annual period ended December 31, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Brendan McGovern, as Chief Executive Officer of the Company, and Carmine Rossetti, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1. The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 3, 2022

/s/ Brendan McGovern
Brendan McGovern Chief Executive Officer and President (Principal Executive Officer)

Date: March 3, 2022

/s/ Carmine Rossetti
Carmine Rossetti Chief Financial Officer and Treasurer (Principal Financial Officer)